EXHIBIT 10.13

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”), is dated the 1st day of February, 2008 (the “Effective Date”), between RREEF AMERICA REIT II CORP. KK, a Maryland corporation (“Landlord”) and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for the premises located in the City of Bothell, County of King, State of Washington, commonly known as North Creek Parkway Center, Building 6, 11804 North Creek Parkway, Bothell, WA 98011 (the “Premises”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant, entered into that certain Lease dated August 5, 2005 (hereinafter collectively referred to as the “Lease”) ; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2. AMENDMENT COMMENCEMENT DATE. The commencement date of certain amendments to this Lease as set forth in this Amendment (the “Amendment Commencement Date”) shall be June 1, 2008. Tenant shall have the right to occupy the office portion of the Expansion Area (3,894 sq. ft.) and Tenant shall begin paying rent for the office portion of the Expansion Area per a separate Temporary Use Agreement.

3. EXPANSION. From and after the Amendment Commencement Date, the Premises Rentable Area shall be approximately 25,440 sq. ft., which includes approximately 8,738 sq. ft. (3,894 sq. ft. of office and 4,844 sq. ft. of laboratory space) (the “Expansion Area”), constituting all of Building 6, 11804 North Creek Parkway. The Premises, including the Expansion Area, are shown and outlined on the attached Exhibit A.

4. TENANT’S PROPORTIONATE SHARE. From and after the Amendment Commencement Date, Tenant’s Proportionate Share shall be 12.37% of the total Property. Tenant’s share of Building 6 is 100%.

5. ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3). Upon the Amendment Commencement Date, the Annual Rent and Monthly Installment of Rent is hereby amended and replaced in its entirety as follows:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
6/1/2008	6/30/2008	25,440	$14.54	$369,948.00	$30,829.00
7/1/2008	12/31/2008	25,440	$22.64	$575,988.00	$47,999.00
1/1/2009	12/31/2009	25,440	$23.07	$586,848.00	$48,904.00
1/1/2010	12/31/2010	25,440	$23.77	$604,740.00	$50,395.00
1/1/2011	1/31/2011	25,440	$24.48	$622,812.00	$51,901.00

6. INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4). From and after the Amendment Commencement Date, the following sentences are hereby added to the Initial Estimated Monthly Installment of Rent Adjustments (Article 4):

Separate from and in addition to Tenant’s Proportionate Share of Expenses and Taxes, Landlord shall separately bill Tenant and Tenant shall pay all janitorial and utility costs attributable to the Premises. For avoidance of doubt, these separate payments represent Tenant’s 100% share of such expenses attributable to Building 6.

7. ADDITONAL SECURITY DEPOSIT AND PREPAYMENT OF RENT. On the Effective Date, Tenant shall provide an additional security deposit in the amount of $17,170.00 (Seventeen Thousand, One Hundred Seventy Dollars and No/100), the sum of which is equal to the first month base rent applicable to the Expansion Area, in cash or letter of credit in a form acceptable to Landlord. Tenant shall also prepay the first monthly installment of rent applicable to the Expansion Area plus Tenant’s related Proportionate Share of Expenses and Taxes.

8. TENANT IMPROVEMENTS. Landlord shall cause to be constructed the improvements desired by Tenant in the Expansion Area as per the attached space plan shown on the attached Exhibit B. Landlord shall provide a Tenant Improvement Allowance (“TIA”) equal to $7.00 per rentable square foot of the Expansion Area to be applied towards the Remodel Cost. If the Remodel Cost is reasonably expected to exceed the TIA, Landlord may require, as a condition of proceeding with the improvements, that Tenant deposit with Landlord an amount equal to the expected amount needed and Landlord may apply such deposit to pay the Remodel Cost. On the Effective Date, Tenant shall have access to and may occupy the Expansion Area so long as such occupancy does not interfere with the construction work to be performed by Landlord.

9. HVAC. Landlord, in accordance with Tenant’s mechanical engineers specifications and at Landlord’s sole cost, shall replace HVAC units 10 and 11, which service the lab portion of the Expansion Area, with HVAC units of comparable capacity and quality.

10. PARKING. Upon the Amendment Commencement Date, Section 1.3 of the lease is hereby amended and replaced in its entirety as follows:

Tenant and the Tenant Entities will be entitled to the nonexclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. In addition, Landlord shall provide to Tenant and Tenant entities, and they shall have the right to use and occupy sixty-two (62) parking stalls in the Building parking lot. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces.

11. SIGNAGE. From and after the Amendment Commencement Date, notwithstanding any contrary terms in the Rules and Regulations, Tenant shall have the right to display on or in Building 6 (including Building 6’s common areas) all manner of available signage, including building and suite entrance signage, provided it is in compliance with the Bothell City Municipal Code, subject to Landlord’s approval and consent, and the Bothell Business Parks’ Architectural Committee approval.

12. TENANT’S AUTHORITY (OFAC). On the Effective Date, Article 31. Tenant’s Authority, as stated in the Lease, shall be deleted in its entirety and the following substituted therefore:

If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

13. INSURANCE. On the Effective Date, Article 11. Insurance, as stated in the Lease, shall be deleted in its entirety and the following substituted therefore:

Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability ~~and $1,000,000 products/completed operations aggregate~~; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Workers’ Compensation Insurance with limits as required by statute and Employers Liability with limits of

$500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

14. RENEWAL OPTION. From and after the Amendment Commencement Date, the terms of the Renewal Option in the Addendum to Lease shall apply to all of the Premises, including the Expansion Area.

15. REAL ESTATE COMMISSION. The parties hereby acknowledge The Staubach Company represents Tenant in this transaction. Landlord, at Landlord’s sole cost and expense shall pay The Staubach Company any leasing commission due in accordance with the separate agreement between Landlord and The Staubach Company.

16. INCORPORATION. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

17. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Amendment and the Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Amendment and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:		TENANT:

RREEF AMERICA REIT II CORP. KK, a Maryland corporation		ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Manager

By:	/s/ Chris Eckmann	By:	/s/ Randall C. Schatzman

Name:	Chris Eckmann	Name:	Randall Schatzman

Title:	Vice President — District Manager	Title:	Chief Executive Officer

Dated:	2/8/08	Dated:	Feb 3, 2008

CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

On this 8th day of February, 2008 before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Chris Eckmann, to be known or shown through satisfactory evidence to be the Vice President—District Manager of RREEF Management Company, a Delaware corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.

Witness my hand and official seal the day and year i this certificate first above written.

/s/ Karin Schoenleber
Karin Schoenleber
[SEAL]	Residing at King County
My commission expires: March 19, 2010

CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss
COUNTY OF KING	)

On this 3 day of February, 2008 before me, the undersigned, a Notary Public in and for the State of Washington personally appeared Randall Schatzman, to be known or shown through satisfactory evidence to be the Chief Executive Officer, of Alder Biopharmaceuticals, a Delaware corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.

Witness my hand and official seal the day and year in this certificate first above written.

/s/ Marilyn N. Singer
	Print Name:	Marilyn N. Singer
[SEAL]	Notary Public in and for the State of Washington residing at Snohomish County
My commission expires: January 22, 2009

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES / EXPANSION

attached to and made a part of First Amendment bearing the

First Amendment Reference Date of February 1, 2008 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant

Expansion Area Address: Building 6 - 11804 North Creek Parkway, Bothell, WA 98011

Approximate Square Footage of Premises: 25,440 SF

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT B — LANDLORD’S WORK

attached to and made a part of First Amendment bearing the

First Amendment Reference Date of February I, 2008 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant

Landlord shall provide a Tenant Improvement Allowance of $7.00 (Seven Dollars) per Rentable Square Foot to be used toward improvements to the premises as highlighted in red per the mutually agreeable space plan below.

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EXHIBIT B LANDLORD’S WORK

attached to and made a part of First Amendment bearing the

First Amendment Reference Date of February 1, 2008 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant

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EXHIBIT B — LANDLORD’S WORK

attached to and made a part of First Amendment bearing the

First Amendment Reference Date of February 1, 2008 between

RREEF AMERICA REIT II CORP. KK, a Maryland corporation, as Landlord and

ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant

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